UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment to

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NASCENT WINE COMPANY, INC.
(Name of small business issuer in its charter)

Nevada	5182	82-0576512
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5440 West Sahara Avenue, Suite 202
Las Vegas, Nevada 89146
(702) 580-8565
(Address and telephone number of principal executive offices and principal place of business)

Patrick Deparini
5440 West Sahara Avenue, Suite 202
Las Vegas, Nevada 89146
(702) 580-8565
(Name, address and telephone number of agent for service)

Copies to:
Wendy E. Miller, Esq.
1924 Ivy Point Lane
Las Vegas, Nevada 89134
(702) 265-5680

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	$75,000.00	$0.03	$75,000.00	$9.20

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Nascent Wine Company, Inc.

2,500,000 Shares of Common Stock

$0.03 per share

Nascent Wine Company, Inc. is offering on a best-efforts basis a minimum of 800,000 and a maximum of 2,500,000 shares of its common stock at a price of $0.03 per share.  The shares are intended to be sold directly through the effort of Mr. Patrick Deparini, the sole officer, director and employee of NWC.  The intended methods of communication include, without limitation, telephone and personal contact.  For more information, see "Plan of Distribution" on page 12.

The proceeds from the sale of the shares in this offering will be payable to Wendy E. Miller, Esq. Escrow Account fbo Nascent Wine Company.  All subscription funds will be held in the Escrow Account pending the achievement of the Minimum Offering and no funds shall be released to Nascent Wine Company, Inc. until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  See "Plan of Distribution."

The offering shall terminate on the earlier of (i) the date when the sale of all 2,500,000 shares is completed or (ii) ninety days from the date of this prospectus.  We will not extend the offering period beyond 90 days from the effective date of this prospectus.

Prior to this offering, there has been no public market for Nascent Wine Company, Inc.'s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.03	$0.00	$0.03
Minimum	800,000	$24,000	$0.00	$24,000
Maximum	2,500,000	$75,000	$0.00	$75,000

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See "Risk Factors" starting on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Nascent does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is May 24, 2005.

TABLE OF CONTENTS

PAGE

4

SUMMARY INFORMATION AND RISK FACTORS

4

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

13

DILUTION

13

PLAN OF DISTRIBUTION

14

LEGAL PROCEEDINGS

15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

17

DESCRIPTION OF SECURITIES

17

INTEREST OF NAMED EXPERTS AND COUNSEL

19

DISCLOSURE OF COMMISSION POSITION

19

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

19

ORGANIZATION WITHIN LAST FIVE YEARS

19

DESCRIPTION OF BUSINESS

19

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

22

DESCRIPTION OF PROPERTY

25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

26

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

26

EXECUTIVE COMPENSATION

27

FINANCIAL STATEMENTS

28

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

39

ON ACCOUNTING AND FINANCIAL DISCLOSURE.

39

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

40

INDEMNIFICATION OF DIRECTORS AND OFFICERS

40

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

40

RECENT SALES OF UNREGISTERED SECURITIES

40

EXHIBITS

42

UNDERTAKINGS

42

SIGNATURES

43

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Nascent Wine Company, Inc. ("Nascent Wine" or the "Company") was incorporated in the state of Nevada on December 10, 2002.  Our goal is to act as a broker in the distribution of wines that are produced in limited quantities, typically less than 120,000 bottles per year.  These wines typically are unable to secure distribution relationships due to their limited supply and a lack of national marketing efforts.  Our goal is to create brand awareness for these wines in the State of Nevada.

We are a development stage company that has not commenced our planned principal operations and has no significant assets.  Since our inception on December 10, 2002 to March  31, 2005, we have not generated any revenues and have incurred a net loss of $9,151.  In the event we raise at least the minimum of $24,000 sought in this offering, we expect to be able to continue our business for at least the next 12 months.  It is hoped that we will begin to generate revenues within the first nine months after raising the minimum offering proceeds.  In the event we do not raise this minimum amount, we may not be able to continue pursuit of our business.  In light of this, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.

We currently have one officer and director, who also serves as our sole employee.  This individual works for us on a part-time basis.

The sale of products containing alcohol in the United States is regulated by federal and state governments.  In most states, the alcohol-based beverage industry operates within what is commonly referred to as a "three-tier system" of distribution.  The three tiers are identified as follows:

1.

Tier one is comprised of suppliers, which produce alcohol-based beverages and/or importers of alcohol-based beverages;

2.

Tier two is comprised of importers and distributors; and

3.

Tier three is comprised of retail licensees, including restaurants, bars and liquor stores.

As a wine broker, we will not maintain any inventory.  Our role is to represent suppliers and pair them with retail outlets.  Once we have pre-arranged a sale from a supplier, we will be required to contact an importer to bring the wine into the state and deliver it to the retail outlet.  We have no relationships with any suppliers, wholesalers or retailers concerning the sale of alcohol-related products.

As of the date of this prospectus, we have 3,500,000 shares of $0.001 par value common stock issued and outstanding.

Our administrative offices are located at 5440 West Sahara Avenue, Suite 202, Las Vegas, Nevada 89146, telephone (702) 580-8565.

Our fiscal year end is December 31.

THE OFFERING

Nascent Wine Company is offering on a self-underwritten basis a minimum of 800,000 and a maximum of 2,500,000 shares of its common stock at a price of $0.03 per share.  The proceeds from the sale of the shares in this offering will be payable to "Wendy E. Miller, Esq. Escrow Account fbo Nascent Wine Company" and will be deposited in a non-interest bearing bank account until the minimum offering proceeds are raised.  All subscription agreements and checks are irrevocable and should be delivered to Wendy E. Miller, Esq.  Failure to do so will result in checks being returned to the investor, who submitted the check.  Our escrow agent, Wendy E. Miller, Esq., acts as legal counsel for Nascent Wine Company, and is therefore not an independent third party.

All subscription funds will be held in escrow pending the achievement of the Minimum Offering and no funds shall be released to Nascent Wine Company until such a time as the minimum proceeds are raised (see "Plan of Distribution").  Any additional proceeds received after the minimum offering is achieved will be immediately released to us.  The offering shall terminate on the earlier of (i) the date when the sale of all 2,500,000 shares is completed or (ii) ninety (90) days from the date of this prospectus.  If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within thirty (30) days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Nascent Wine Company will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing and general working capital.

Nascent Wine Company's Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 5 and "Dilution" on page 11 before making an investment in our stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.


Statements of operations data

			December 10, 2002
	For the three months ended		(Inception) to
	March 31,		March 31,
	2005	2004	2005

Revenue	$-	$-	$-

Expenses:
General and administrative expenses	2,700	-	8,187
Deprecation expense	108	107	964
Total Expenses	2,808	107	9,151

Net (loss)	$(2,808)	$(107)	$(9,151)
Net (loss) per share outstanding	$(0.00)	$(0.00)	$



Balance sheets data

	March 31,
	2005	2004
ASSETS

Cash	$4,305	$110
Total current assets	4,305	110

Fixed assets, net of depreciation	147	575

Total assets	$4,452	$685

LIABILITIES AND STOCKHODLERS' EQUITY

Current liabilities	$-	$-

Preferred stock	-	-
Common stock	3,500	3,500
Additional paid-in capital	10,103	103
(Deficit) accumulated during development stage	(9,151)	(2,918)
Total stockholder's equity	4,452	685

Total liabilities and stockholder's equity	$4,452	$685


RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Our sole officer and director works for us on a part-time basis and has no experience in the wine brokering business nor managing a public company.  As a result, we may be unable to sell the shares in this offering, develop our business and manage our public reporting requirements.

Our operations depend on the efforts of Patrick Deparini, our sole officer, director and employee.  Mr. Deparini has no specific experience in the business of alcohol distribution.  Additionally, Mr. Deparini has no experience related to public company management, nor as a principal accounting officer.  Because of this, Mr. Deparini may be unable to offer and sell the shares in this offering, develop our business and manage our public reporting requirements.  We cannot guarantee you that we will overcome any such obstacle.

Mr. Deparini is involved in other business opportunities and may face a conflict in selecting between Nascent Wine Company and his other business interests.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mr. Deparini to other pursuits without a sufficient warning we may, consequently, go out of business.

Purchasers in this offering will have limited control over decision-making because Patrick Deparini, our sole officer, director, employee and shareholder controls all of our issued and outstanding common stock.

Patrick Deparini, our sole director, executive officer and employee beneficially owns 100% of the outstanding common stock.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  Assuming the minimum amount of shares of this offering is sold Mr. Deparini would retain 81% ownership in our common stock.  In the event the maximum offering is attained, Mr. Deparini will continue to own 58% of our outstanding common stock.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Investors may lose their entire investment if we fail to implement our business plan.

As a development-stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  We were formed on December 10, 2002.  We have no demonstrable operations record, on which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  We cannot guarantee that we will be successful in accomplishing our objectives.

We have yet to commence planned operations.  As of the date of this prospectus, we have had only limited start-up operations and generated no revenues.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

We may not be able to generate revenues as a wine broker.

Under any brokerage agreement, we will be entirely dependent upon wholesalers with whom we have entered into brokering relationships.  We expect to earn revenues from brokering transactions to be calculated as a percentage of a wholesaler's gross profit, depending upon the terms negotiated with the wholesaler.  In the opinion of our officer and director, we reasonably believe that we will begin to generate revenues within the next approximately nine months from the date the minimum offering is achieved.  In the event a wholesaler is financially unable to satisfy his or her obligations to us, we will not collect any fees.  Additionally, the cost of goods related to the transaction we broker will directly affect the amount we are able to realize as revenues.  We have not identified or entered into any brokerage arrangements and we cannot guarantee you that we will be able to do so.  If we are unable to enter into such relationships, we will be unable to generate any revenues.

As a broker, we will not be able to secure formal and legally-binding exclusive distribution relationships with suppliers that we do business with.  As a result, if a brokerage relationship with a licensed wholesaler is terminated, we may not be able to entice suppliers to continue to utilize our services either as a broker or licensed importer/wholesaler.

Competitors with more resources may force us out of business.

The wine and spirits wholesale distribution industry is highly competitive.  Approximately 85% of all alcoholic beverages sold in Southern Nevada are cleared through two companies, Southern Wine and Sprits and Deluca Liquor and Wine.  Additionally, there are approximately 36 other importers and wholesalers in the State of Nevada.  Our competitors are significantly larger and have substantially greater financial, distribution, marketing and other resources and have achieved recognition for their brands and for their portfolios of wine.  Competition by existing and future competitors could result in an inability to secure supplier, wholesaler and retailer relationships.  We cannot assure you that we will be able to compete successfully against present or future competitors or that competitive pressures we may face will not force us to cease our operations.

Taxation on alcohol-based beverages could have a negative impact on sales or profitability.

In the United States, the federal government and individual states impose excise taxes on beverage alcohol products in varying amounts, which have been subject to change.  Federal excise taxes on still wines vary depending upon the alcohol content of the wine.  The tax on wines containing less than 14% alcohol is currently $1.07 per gallon.  Wines containing 14-21% alcohol are taxed at a rate of $1.57 per gallon and those with between 21-24% content alcohol are taxed at a rate of $3.15 per gallon.  The State of Nevada currently imposes an excise tax rate of $0.70 per gallon of table wine.

The most recent increase in federal excise taxes occurred in 1996, when the rate for wines containing less than 14% alcohol was $0.17 per gallon, wines with 14-21% were taxed at a rate of $0.67 per gallon and wines with 21-24% alcohol cost $2.25 per gallon.  Increases in excise taxes on beverage alcohol products, if enacted, could adversely affect our financial condition or results of operations.  Our operations may be subject to increased taxation as compared with those of non-alcohol related businesses, which could negatively impact our sales and profitability.

Potential legislative initiatives could affect sales of alcohol products.

The alcohol-based beverage industry has become the subject of considerable societal and political attention in recent years due to increasing public concern over alcohol-related societal problems, including driving while intoxicated, underage drinking, alcoholism and health consequences from the abuse of alcohol.  Legislation has been introduced in the United States Congress to adopt 0.08% as the national standard.  This federal legislation was not enacted, but could be in the future.  There has also been discussion at the federal and state levels about restricting or prohibiting print or electronic advertising or other promotional activities, including billboard advertising and other promotions which allegedly target youth as potential consumers of alcohol-based beverages.  The passage of such legislation could reduce sales of alcohol-related beverages and thus sales of the products we seek to broker.

The increase in direct shipment programs could decrease our sales and profitability.

There is currently a government imposed three-tier structure mandating that products containing alcohol pass from supplier to importer/distributor to retailer, where the product may then be sold to a consumer.  This system does not allow for deviation.  In recent years, however, there has been growth in direct shipments by suppliers such as "wine-of-the-month" programs, Internet-based or toll free direct ordering systems or other direct marketing promotions or programs by wine producers.  These direct sales programs threaten the three-tier regulatory structure currently in place by allowing suppliers or third party shippers to deal directly with consumers.  Although many states have adopted legislation either prohibiting or more closely regulating direct shipments of alcohol-based beverages into those states, these direct marketing programs may lead to reduced consumer purchases from retailers.  As our business relies upon such retailers, our sales may decrease as a result of these direct sales.

Potential class action litigation facing the alcohol industry could subject our suppliers to potential liability.

The alcohol-based beverage industry also faces the possibility of class action or other similar litigation alleging that the continued excessive use or abuse of alcohol-based beverages has caused death or serious health problems.  It is also possible that federal or state governments could assert that the use of alcohol-based beverages has significantly increased that portion of health care costs paid for by the government.  Litigation or assertions of this type have adversely affected companies in the tobacco industry.  It is possible that our suppliers could be named in litigation of this type which could have a negative impact on their business.  In turn, costs may increase to an unsustainable level and force our suppliers out of business.  The loss of any supplier would reduce our revenue generating capabilities.

We will be dependent upon a limited number of suppliers and the loss of any supplier will negatively impact our revenues.

We expect the majority of our revenues to be derived from a limited number of suppliers.  Our potential revenues could be negatively affected if we were to lose any suppliers.  We cannot assure you that future acquisitions or mergers between suppliers will not affect our relationships with our suppliers.  The acquisition or merger of one of our suppliers with another supplier who has a relationship with one or more of our competitors could result in the loss of that account.  Competitors in other markets could also enter our markets through the acquisition of one or more distributors with the expectation that suppliers would terminate their relationship with us in order to further consolidate distributors or for other reasons.  The loss of any supplier will reduce our ability to secure products for sale, thereby reducing our revenue generating capabilities.

Retailers may not purchase our products.

We intend to sell our products principally to retail outlets including specialty and package liquor stores, as well as restaurants.  Distribution channels for beverage alcohol products have been characterized in recent years by rapid change, including consolidations of wholesalers and retailers.  Liquor retailers will generally offer products which compete directly with our portfolio for shelf space and consumer purchases.  Accordingly, there is a risk that these retailers may give higher priority to competing products.  There can be no assurance that any retailers will purchase our products or provide our products with adequate levels of promotional support.

Changes in consumer preferences could reduce demand for our products.

Any change in the preferences for wine by consumers that we fail to anticipate could reduce the demand for the products that we intend to provide.  Decisions about our potential supplier relationships will often be made in advance of sales to retailers.  We have no existing of proposed relationships with suppliers.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our products, excess inventories and lower profit margins.

We may not be able to attain profitability without additional funding, which may be unavailable.

Nascent Wine Company has limited capital resources.  To date, we have funded our operations from the sale of equity securities and have not generated cash from operations.  Unless we begin to generate sufficient revenues from distributing wine and alcohol-related products to finance operations as a going concern, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  No alternative sources of funds are available to us in the event we do not have adequate proceeds from this offering.  However, we believe that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next 12 months.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock.  All of our issued and outstanding common stock is currently held by Mr. Patrick Deparini, our sole officer, director and employee.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because Nascent's stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution

Our sole shareholder, Patrick Deparini, who also serves as our sole officer, director and employee, acquired 3,500,000 shares of our common stock at a price per share of $0.001.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to "Dilution" on page 11.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 3,500,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  We currently have one shareholder who owns all of the 3,500,000 restricted shares or 100% of the aggregate shares of common stock for which the one year holding period has expired.  Thus, sales of shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

We are selling the shares offered in this prospectus without an underwriter and may not sell any of the shares offered herein.

The common shares are being offered on our behalf by Patrick Deparini, our sole officer, director and employee, on a best-efforts basis.  Mr. Deparini currently holds a Series 63, Uniform Securities Agent State Law License, which entitles him with the qualifications necessary to become a securities agent to solicit orders for any type of security in a particular state.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares.  There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that we are capable of selling all, or any, of the common shares offered hereby.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, we will not be able to commence planned operations and implement our business plan.  Please refer to "Management's Discussion and Plan of Operation" on page 19 for further information.

We plan to use the proceeds from this offering as follows:

	Minimum		75% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	24,000	100.00	56,250	100.00	75,000	100.00

Offering Expenses
Legal and Professional fees	3,000	12.50	3,000	5.33	3,000	4.00
Accounting fees	2,000	8.33	2,000	3.56	2,000	2.67
Blue-sky fees	300	1.25	300	0.53	300	0.40
Total Offering Expenses	5,300	22.08	5,300	9.42	5,300	7.07

Net Proceeds from Offering	18,700	77.92	50,950	90.58	69,700	92.93

Use of Net Proceeds
Accounting fees	4,800	20.00	4,800	8.53	4,800	6.40
Legal and professional fees	2,250	9.38	2,250	4.00	2,250	3.00
Office equipment and furniture	1,000	4.17	3,000	5.33	3,000	4.00
Office supplies	1,000	4.17	2,000	3.56	2,000	2.67
Salaries	-	-	12,000	21.33	24,000	32.00
Sales and marketing	9,000	37.50	18,000	32.00	21,000	28.00
Working capital [1]	650	2.71	8,900	15.82	12,650	16.87

Total Use of Net Proceeds	18,700	77.92	50,950	90.58	69,700	92.93

Total Use of Proceeds	24,000	100.00	56,250	100.00	75,000	100.00

Notes:

(1)  The category of General Working Capital may include printing costs, postage, telephone services, overnight services and other general operating expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, our management considered such factors as the prospects, if any, for similar companies, our anticipated results of operations, our present financial resources and the likelihood of acceptance of this offering.

DILUTION


"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.  This is due in part to shares of common stock issued to our sole officer, director and employee totaling 3,500,000 shares at par value $0.001 per share versus the current offering price of $0.03 per share.  Please refer to "Certain Transactions" on page 22 for more information.  Our net book value on March 31, 2005, was $4,452.  Assuming all 2,500,000 shares offered are sold, and in effect we receive the maximum estimated proceeds of this offering from shareholders, our net book value will be approximately $0.0132 per share.  Therefore, as an investor, you will suffer an immediate and substantial dilution of approximately $0.0168 per share while our present stockholder will receive an increase of $0.0120 per share in the net tangible book value of the shares that he holds.  This will result in a 55.86% dilution for purchasers of stock in this offering.

In the event that 75% of the maximum proceeds is raised through the sale of 1,875,000 shares, our net book value will be approximately $0.0113 per share.  You will suffer an immediate and substantial dilution of approximately $0.0187 per share while our present stockholder will receive an increase in value of $0.0100 per share in the net tangible book value of the shares he holds.  This will result in a 62.36% dilution for purchasers of stock in this offering.

In the event that the minimum offering of 800,000 shares is achieved, our net book value will be approximately $0.0066 per share.  Therefore, as an investor, you will suffer an immediate and substantial dilution of approximately $0.0284 per share while our present stockholder will receive an increase of $0.0053 per share in the net tangible book value of the shares he holds.  This will result in an 77.94% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering.  The subsequent table represents a comparison of the various prices paid by the individual who purchased shares in our company previously:

		75% of the
	Minimum	Maximum	Maximum
	Offering	Offering	Offering

Book Value Per Share Before the Offering	$0.0013	$0.0013	$0.0013

Book Value Per Share After the Offering	$0.0066	$0.0113	$0.0132

Net Increase to Original Shareholders	$0.0053	$0.0100	$0.0120

Decrease in Investment to New Shareholders	$0.0234	$0.0187	$0.0168

Dilution to New Shareholders (%)	77.94%	62.36%	55.86%


PLAN OF DISTRIBUTION

This offering will be conducted on a best-efforts basis utilizing the efforts of Mr. Patrick Deparini, the sole officer, director and employee of the Company.  Potential investors include family, friends and acquaintances of Mr. Deparini.  The intended methods of communication include, without limitation, telephone and personal contact.  In his endeavors to sell this offering, Mr. Deparini does not intend to use any mass advertising methods such as the Internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into our escrow account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Mr. Deparini will not receive commissions for any sales he originates on our behalf.  We believe that Patrick Deparini is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, Mr. Deparini:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of their participation; and

2.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Is not an associated person of a broker or dealer; and

4.

Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our officer and director may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this Prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, we have not identified the specific states where the offering will be sold.  We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Wendy E. Miller, Esq. Escrow Account fbo Nascent Wine Company ("Escrow Account") and will be deposited in a non-interest bearing bank account until the minimum offering proceeds are raised.  All subscription agreements and checks are irrevocable and should be delivered to Wendy E. Miller, Esq.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in the Escrow Account pending achievement of the Minimum Offering and no funds shall be released to Nascent Wine Company until such a time as the minimum proceeds are raised.  The escrow agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 90 days from the effective date of this offering expires, whichever event happens first.  Thereafter this agreement shall terminate.  If the Minimum Offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The fee of the Escrow Agent is $500.00.  (See Exhibit 99(a)).

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Wendy E. Miller, Esq., 1924 Ivy Point Lane, Las Vegas, Nevada 89134.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.  Investors' failure to pay the full subscription amount will entitle Nascent Wine Company to disregard investors' subscription.  All subscription agreements and checks are irrevocable. We reserve the right to either accept or reject any subscription.  Any subscription rejected within this 30-day period will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

LEGAL PROCEEDINGS

 Our sole officer, director and employee has not been convicted in a criminal proceeding, exclusive of traffic violations.

Our sole officer, director and employee has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our sole officer, director and employee has not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  Our Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Patrick Deparini (2)	29	President and Director	December 2004 - December 2005

Notes:

(1)  Our sole director will hold office until the next annual meeting of the stockholders, which shall be held in December of 2005, and until successors have been elected and qualified.  Our sole officer was appointed by our sole director and will hold office until he resigns or is removed from office.

(2)  Mr. Patrick Deparini has obligations to entities other than Nascent Wine Company.  We expect Mr. Deparini to spend approximately 10-20 hours per week on our business affairs.  At the date of this prospectus, Nascent Wine Company is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Patrick Deparini, President and Director: Mr. Deparini received a Bachelor of Science degree in Finance, with an emphasis on Managerial Finance, from the University of Nevada, Las Vegas in 1999.  He served on the board of directors of two privately held corporations: Rise Records, Inc., a Nevada-based entertainment company, from 2002-2004, and Nascent Group, Inc., a company offering various document preparation and advisory services, from 2001 to current.  His duties with Nascent Group include oversight of all operational aspects from corporate governance to implementation of the Company's business strategy.  Mr. Deparini has been a paralegal associated with the Law Offices of Harold P. Gewerter, Esq., Ltd., a Las Vegas-based law firm that provides general legal services and specializing in securities law and litigation since 2001 to current.  Prior to joining the Law Offices of Harold P. Gewerter, Esq., Ltd., Mr. Deparini provided professional services in the areas of incorporation, corporate consulting, document compilation and development and securities consulting with Corporate Regulatory Services, Inc., a privately held company, from 1997-2001.

Mr. Deparini handles all of our operations and pursues the realization of our business plan.  Mr. Deparini will devote approximately 10-20 hours per week, seven days a week, to our business operations.  He has been planning and researching our business prior to our incorporation for approximately three years.  During such period, Mr. Deparini has visited wineries, distributors, restaurants and retailers in California, Hawaii, Nevada, Oregon and Washington with the purpose of meeting prospective business contacts to develop potential distribution relationships.  In addition, he has sought education through wine appreciation classes, winery tours and barrel tastings, as well as by participating in a bi-weekly wine tasting group.

BOARD COMMITTEES

We have not yet implemented any board committees as of the date of this prospectus.

DIRECTORS

The maximum number of directors we are authorized to have is at the discretion of the Board of Directors.  However, in no event may we have less than one director.  Although we anticipate appointing additional directors, we have not identified any such persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Patrick Deparini, President and Director	3,500,000	100.00%	58.00%

	All Directors and Officers as a group (1 person)	3,500,000	100.00%	58.00%

Footnotes

(1)  The address of each executive officer and director is c/o Nascent Wine Company, Inc., 5440 West Sahara Avenue, Suite 202, Las Vegas, Nevada 89146.

(2)  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)  Assumes the sale of the maximum amount of this offering (2,500,000 shares of common stock) by us.  The aggregate amount of shares to be issued and outstanding after the offering is 6,000,000.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREFERRED STOCK

We are authorized to issue 5,000,000 shares of preferred stock, $0.001 par value.  However, we have not issued any preferred stock to date.

PREEMPTIVE RIGHTS

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  We do not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

REPORTS

After this offering, we will furnish our shareholders with annual financial reports certified by our independent accountants, and may, at our discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, our Bylaws and certain statutes provide for the indemnification of a present or former director or officer.  We refer you to Item 24 "Indemnification of Directors and Officers," on page 46.

THE SECURITIES AND EXCHANGE COMMISSION'S POLICY ON INDEMNIFICATION.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of our Company pursuant to any provisions contained in our Articles of Incorporation, or Bylaws, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Nascent Wine Company, Inc. was incorporated in the State of Nevada on December 10, 2002.

Please see Item 26 "Recent Sales of Unregistered Securities" on page 46 for our capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

We were incorporated in the State of Nevada on December 10, 2002 under the name Nascent Wine Company, Inc.  Since our inception, we have not generated any revenues and have accumulated losses in the amount of $9,151.  We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

We have yet to commence planned operations.  As of the date of this Prospectus, we have had only limited start-up operations and have not generated any revenues.  We believe that, if we obtain the minimum proceeds from this offering, we will be able to implement our business plan and conduct business pursuant to the business plan for the next 12 months.

Our administrative office is located at 5440 West Sahara Avenue, Suite 202, Las Vegas, Nevada 89146, telephone (702) 580-8565.

Our fiscal year end is December 31.

BUSINESS OF ISSUER

Principal Products And Principal Markets

Our goal is to act as a broker in the distribution of limited-production wines in the State of Nevada.  We intend to focus our efforts on "boutique" wineries, which each typically produce less than an aggregate of 10,000 12-bottle cases per annum, located in the states of California, Oregon and Washington.  Generally, boutique producers are unable to secure inter-state distribution relationships due to a lack of brand awareness outside of their regional market.  Many of these wineries rely on word-of-mouth referrals, visitors in their tasting rooms or on reviews and articles published in periodicals and on their own web sites.  Wholesalers, whose individual portfolios may consist of over 4,000 different wines, are typically focused on marketing wineries with an established brand name, which reduces the effort required to sell the wines, thus overlooking smaller producers.  Essentially, these large wholesalers are supplying existing demand.  In addition, large wholesalers also carry hundreds of brands of beers, spirits and non-alcoholic beverages, which make it difficult for large wholesales to devote the time and attention necessary to build a market for boutique wineries.

Conversely, we intend to create brand awareness for boutique wineries and generate demand by directing our efforts on a focused portfolio of between 10-20 wineries in the next 12 months.  We will not maintain any inventory. Instead, we will function as a broker to connect suppliers with importers and retail outlets.  Furthermore, we intend to dedicate our attention and resources only to wine products rather than a vast portfolio of beer, spirits and non-alcoholic beverages.  We have no relationships with any potential suppliers.

Distribution Methods

Brokering wine sales involves entering into relationships with licensed wholesalers, whereby they import, store and provide back-office support such as excise tax collection and payment.  We are unable to lawfully maintain an inventory of alcohol-related products.  Our role in these transactions will be to pair retailers with suppliers.  Once we have pre-arranged a sale between a supplier and a retailer, our management will contact an importer/wholesaler to commence the movement of merchandise from the supplier.  Wholesalers will be expected to purchase wines from the supplier, take physical possession of the product and then deliver the inventory to the retailer to consummate the sale. No suppliers or wholesalers have been formally approached by us or our management to enter into distribution relationships with us.  Thus, there can be no assurance that any supplier will agree to be represented by us or that any wholesaler will transport and distribute products we intend to import.

We seek to act as the field marketing and merchandising arm of our suppliers by maintaining regular contact with suppliers, importers, distributors and retailers.  Our marketing and sales activities will be implemented by our officers, directors and any sales representatives we may engage.  We do not have any sales representatives working for us at this time.

We expect to earn a percentage of the wholesaler's gross profit, depending upon terms to be negotiated with the importer/distributor.  We have not identified or entered into any brokerage arrangements and there can be no assurance that we will be able to do so.  In addition, as a broker, we will not be able to secure formal and legally-binding exclusive distribution relationships with suppliers that we do business with.  As a result, if a brokerage relationship with a licensed wholesaler is severed, we may not be able to entice suppliers to continue to utilize our services.

Industry Background And Competitive Business Conditions

The beverage alcohol industry in the United States consists of three major product categories: wine, beer and distilled spirits.  Since the repeal of Prohibition in 1933, the sale of spirits, wine and beer has been regulated by federal and state governments.  In most states, the alcohol-based beverage industry operates within what is commonly referred to as a "three-tier system" of distribution.  The three tiers are identified as follows:

1.

Tier one is comprised of suppliers, which produce alcohol-based beverages and/or importers of alcohol-based beverages;

2.

Tier two is comprised of distributors; and

3.

Tier three is comprised of retail licensees, including restaurants, bars and liquor stores.

Given the three-tier regulatory structure, the wine and spirits distribution industry varies greatly from distribution businesses serving other industries, such as food, drugs, non-alcohol-based beverages and paper products.  Margins in these other industries are often much lower, as suppliers can compete with, through vertical integration, or bypass distributors.  The three-tier regulatory framework established by federal and state law generally prohibits vertical integration by suppliers and retailers and thereby enhances the stability of the wine distribution industry.

The wine and spirits wholesale distribution business is highly competitive.  There are significant barriers to entry, which, without limitation, include:

1.

Established supplier-distributor relationships - We do not intend to compete for suppliers that are already represented by wholesales in the territories we seek to operate in.  However, as we establish a base of operations and rapport in the industry, we may attempt to coax suppliers from their present relationships to enter into distribution agreements with us.

2.

Specialized distribution equipment -Management believes that our focus as a broker in wine transactions, rather than as a full-fledged importer/distributor, will not require us to move inventory with forklifts and large delivery trucks.  We will rely upon the equipment owned by the wholesalers through whom we will distribute products.

We expect to operate as a broker in the sale of wine rather than as a traditional wholesaler or importer.  In the State of Nevada, there are approximately 38 licensed wholesalers and importers of wine products.  However, we are unaware of any other company in the United States following a business model that is materially similar to ours.

Our portfolio of alcohol products will compete with other alcoholic and non-alcoholic beverages for consumer purchases, as well as shelf space in retail stores, a presence in restaurants and marketing focus by such retailers and restaurants.  We believe that our future growth depends on the effectiveness of initial marketing and distribution efforts, as well as the quality of the offerings from our portfolio of producers.

Principal Suppliers

We have not begun our planned principal operations.  As a result, we do not have not identified any suppliers.

Dependence On One Or A Few Major Customers

While we believe that our operations will rely heavily upon long-term distribution relationships, we have not entered into any such relationships with any customers.

Need For Government Approval

The manufacturing, importation, distribution and sale of alcohol-based beverages is subject to regulation by the federal government through the Department of the Treasury, Bureau of Alcohol, Tobacco and Firearms, as well as by state and local regulatory agencies.  Suppliers, distributors and customers must be properly licensed in order to sell alcohol-based beverages.  In light of the fact that we intend to broker transactions between wineries and retail outlets and are unable to lawfully maintain an inventory of alcohol products, our management does not believe our operations are subject to regulatory approval.

Effect Of Existing Or Probable Government Regulations

Under the three-tier system, suppliers sell to distributors, distributors sell to retailers and retailers sell to consumers.  In the State of Nevada, suppliers seeking to sell their wines interstate must sell their wines to an importer licensed in Nevada.  Importers may be individually licensed as such, or may be dually licensed as both an importer and distributor.  Importers are required to purchase liquor only from the supplier of that product.  Importers in the State of Nevada are allowed to hold wholesale distribution licenses.  However, wholesalers that are not importers must purchase alcohol-based products from an importer or from another wholesaler.  Retailers must purchase liquor from a state-licensed wholesaler.  Suppliers may not sell to retailers or consumers and distributors may not sell directly to consumers.  The State of Nevada prohibits distributors from having an interest in retail licensees.

As a broker in the sale of wine, we will attempt to pair suppliers with retailers through personal contact.  We intend to broker transactions involving alcohol-related products and will not maintain an inventory of any such product, because to do so would require us to be licensed as an importer/wholesaler.  We will not purchase, or in any means acquire, alcohol-based beverages with the intent to resell them.  If we were to purchase said beverages with a purpose to resell those beverages, we would be considered to be an importer/wholesaler and would thus be in violation of federal and Nevada law.  We will not act as in importer, wholesaler or retailer of alcohol products.  Our management has been advised by legal counsel that laws governing the sale of wine do not apply directly to us since we will never be in physical possession of any alcohol-related inventory.  However, there can be no assurance that the various governmental regulations applicable to the alcohol-based beverage industry will not change and become more stringent to adopt laws that may directly regulate brokers such as us.

Number of total employees and number of full time employees

We are currently in the development stage.  During the development stage, we plan to rely exclusively on the services of Patrick Deparini, our sole officer, director and employee, to set up our business operations.  We believe that our operations are currently on a small scale that is manageable by one individual.  There are no other full- or part-time employees.  Mr. Deparini's responsibilities are mainly administrative at this time, as our operations are minimal.

In the event 75% of the maximum offering is achieved, we plan to employ a sales representative for a base salary and the ability to earn commissions on sales.  However, in the event less than the maximum offering is raised, we intend to contract sales representatives on an independent contractor basis.  Thus, unless the maximum offering proceeds are realized, sales representatives are not intended to be employees of our company.

REPORTS TO SECURITY HOLDERS

1.

After this offering, we will furnish our shareholders with audited annual financial reports certified by our independent accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

2.

After this offering, we will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3.

The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will also be available on the SEC's Internet site.  The address of that site (http://www.sec.gov).

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

We were incorporated on December 10, 2002.  We have generated no revenues while incurring $9,151 in total expenses.  This resulted in a net loss of $9,151 since our inception, which is attributable to general and administrative expenses and depreciation expense.

Since our incorporation, we have financed our operations through issuances of our common equity.  On December 11, 2002, we paid for expenses in the amount of $492 with common stock in lieu of cash in the amount of 400,000 shares.  On December 18, 2002, we issued 2,000,000 shares of our common stock to our founding shareholder in exchange for cash of $2,000.  On December 31, 2002, we issued 1,100,000 shares of our common stock in exchange for fixed assets valued at $1,111 from Patrick Deparini, which include computer and office equipment.  All shares were issued to Mr. Deparini, our sole officer, director, employee and shareholder. Additionally, on November 3, 2004, our officer and director contributed cash in the amount of $10,000, which is considered additional paid-in capital.

We have not commenced our planned principal operations.  Presently, we are attempting to foster relationships with suppliers and retailers.  Our goal is to foster brokerage relationships with at least 10 wineries in the next 12 months.  No agreements have been entered into or formalized regarding the distribution of wine between suppliers and retailers.  We cannot assure you that we will be able to enter into any relationships with suppliers or that retailers will purchase products from the wineries we may represent.

Our goal is to bring access to regional boutique wines to consumers in Nevada.  We believe that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next 12 months. Below is an illustration of the financing needs and anticipated sources of funds for the elements of our business plan that constitute top priorities.  Each material event or milestone listed below will be required until revenues are generated.

1.

Researching and strategically targeting specific wineries that we care able to market our services to.  We expect to use a portion of the funds allocated toward working capital to engage in this activity.

2.

Establish relationships with wineries producing less than approximately 10,000 cases of wine per year through visits with winery owners and winemakers.  Part of the funds set aside for sales and marketing activities are expected to be utilized.

3.

Establish relationships with distributors in Nevada to import and deliver the wines we expect to represent.  Our sales and marketing budget is expected to employed for the advancement of this milestone.

Our ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  Depending on the outcome of this offering we plan to choose one of the following courses:

Plan 1: Minimum offering.  If we raise only the minimum of $24,000 in this offering, we will immediately begin to research wineries we believe are small boutique wineries without representation in the State of Nevada.  This entails, without limitation, reading trade publications, scouring the Internet and contacting individuals in the wine industry.  In order to execute this activity, we plan to use approximately $500 to $1,000 of the $3,150 allocated toward working capital.  The remainder will be held in reserve to cover any unforeseen costs and opportunities.

Our management believes that to generate market awareness of our company and mission, we must initiate and foster relationships throughout the industry.  We will thus allocate $9,000 from the minimum offering toward sales and marketing efforts.  Our sales and marketing efforts are expected to include, without limitation, publication of literature and materials regarding our purpose, as well as travel to visit with winery owners and winemakers, as well as retail customers, to market our services and products.

Office supplies are expected to be $1,000 and consist of packing materials, protective bottle and glass carriers, as well as miscellaneous supplies.

We have budgeted $1,000 for office equipment and furniture, which is expected to consist of a desk, office chair and storage cabinet.

We believe we will be able to execute our business plan adequately and operate as a going concern if the minimum proceeds of this offering are realized.  We do not, however, expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.

Plan 2: 75% of the maximum offering.  In the event we raise 75% of the maximum offering, our management will supplement our activities addressed in Plan 1, which is delineated above.  We do not believe we will generate revenues in the first six months of operation from the date the first funds are received from escrow.  We expect to continue to act as a wine broker and boost our brand image and increase our presence in the market by comparatively allocating greater resources to sales and marketing efforts, in the amount of $18,000.

Although working capital increases under this scenario to $11,400, we do not anticipate that the costs of researching our specific target clients will increase materially.  Thus, the difference will be held in reserve for potential unanticipated expenses and/or opportunities.  In the event sufficient sales are not generated in the first six to eight months, our growth could be slower than anticipated.

Under this scenario, we plan to employ a sales representative.  This representative will be paid a base salary of $12,000 and will earn commissions on each sale.

We intend to increase our allocation toward office supplies, which, as stated in Plan 1, consists of packing materials, protective bottle and glass carriers, as well as miscellaneous supplies.  We do not believe these expenditures will increase over the $1,000 we budgeted for given a minimum offering.  The increase in the amount we allotted is to be held in reserve to meet any unexpected increase in these expenditures.

Additionally, we have increased our budget for office equipment and furniture to $3,000.  However, we do not believe these expenditures will increase materially over the $1,000 we budgeted for given a minimum offering.  The increase in the amount we allotted is to be held in reserve to meet any unexpected increase in these expenditures.

Plan 3: Maximum offering.  In the event we raise the maximum of $75,000, we do not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.  Under Plan 3, management will supplement the activities addressed in Plan 2, delineated above.  Working capital increases to $15,150, although we continue to believe that the costs of researching our specific target clients will not increase.  Thus, the difference will again be held in reserve for potential unanticipated expenses and/or opportunities.

We expect to continue to act as a wine broker and boost our brand image and increase our presence in the market by comparatively allocating greater resources to sales and marketing efforts, in the amount of $21,000.

In addition, if the maximum proceeds are raised in this offering, we plan to seek a salaried sales representative.  This representative will be paid a base salary of $24,000 and will earn commissions on each sale.  This funding level should be more than sufficient to fully execute our business plan and growth strategy.  However, there is no guarantee that we will earn any revenues to support our operations.

Regardless of the ultimate outcome and subsequent plan to be implemented, we have budgeted for certain expenditures that we expect to remain constant.  We expect accounting fees to be $4,800 for the full year 2005, which includes reviewed financial statements for quarterly reports and audited financial statements for the year ended December 31, 2005.  All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B.  Legal and professional fees are expected to aggregate $2,250, and are expected to consist mainly of legal fees, as well as ongoing Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company.  All use of proceeds figures represent our management's best estimates and are not expected to vary significantly.  However, in the event we incur or expect to incur expenses materially outside of these estimates, we intend to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

Our ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which we will be unable to begin to generate any revenues.  The realization of sales revenues in the next 12 months is important for our plan of operations.  However, we cannot guarantee that we will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to stay in business.

Our management does not expect to incur research and development costs.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

Our management does not anticipate the need to hire additional employees over the next 12 months.  Currently, we believe the services provided by our officer and director appears sufficient at this time.  We believe that our operations are currently on a small scale that is manageable by one individual.  However, in the event 75% of the maximum offering is achieved, we plan to employ a sales representative for a base salary and the ability to earn commissions on sales.  In the event the minimum offering is raised, we intend to contract sales representatives on an independent contractor basis. Thus, unless 75% of the maximum offering proceeds are realized, sales representatives are not intended to be employees of our company.  However, there can be no assurance that we will be able to attract sales representatives on either an independent or salaried basis.

We have not paid for expenses on behalf of our director.  Additionally, we believe that this fact shall not materially change.

We have no plans to seek a business combination with another entity in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

We use an administrative office located at 5440 West Sahara Avenue, Suite 202, Las Vegas, Nevada 89146.  Patrick Deparini, our sole officer, director, employee and shareholder, is providing the use of conference space, mail acceptance and office space and services at no charge to us for an indefinite time period.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 10, 2002, Patrick Deparini, our sole officer, director and employee, paid for expenses involved with the incorporation of Nascent Wine Company with his personal funds on our behalf in the amount of $492, in exchange for 400,000 shares of our common stock, par value $0.001 per share.

On December 12, 2002, we issued 2,000,000 shares of our $0.001 par value common stock to Patrick Deparini, in exchange for cash of $2,000.  Please refer to Item 26, "Recent Sales of Unregistered Securities," on page 46 for more information.

On December 31, 2002, Patrick Deparini contributed equipment to us, valued at $1,111, net of depreciation on such equipment, for common stock in the amount of 1,100,000 par value shares of common stock.

All shares were issued to Mr. Deparini at a price per share of $0.001.  The price of the common stock issued to Mr. Deparini was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, we were recently formed and possessed no assets.

On November 3, 2004, Patrick Deparini provided us with cash in the amount of $10,000.  This amount was donated to us and is considered additional paid-in capital.

Our principal office space is provided at no charge to us by our sole officer, director, employee and shareholder.  Please refer to "Description of Property," on page 22 for more information.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in our common stock.  This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  Nascent Wine Company and our management make no representation about the value of our common stock.

As of the date of this prospectus,

1.

There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of Nascent Wine Company;

2.

There are currently 3,500,000 shares of our common stock held by our sole officer, director and employee that are eligible to be sold pursuant to Rule 144 under the Securities Act, none of which we have agreed to register for sale;

3.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of November 22, 2004, we have 3,500,000 shares of common stock outstanding.  All of these shares of common stock are beneficially held by our sole officer, director and employee.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale.  A person who is not deemed an "affiliate" of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

HOLDERS

As of the date of this prospectus, we have 3,500,000 shares of $0.001 par value common stock issued and outstanding held by 1 shareholder of record, Mr. Patrick Deparini, who is also our sole officer, director and employee. Our transfer agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

DIVIDENDS

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen-sation ($)

Patrick Deparini	2005	-	-	-	-	-	-	-
President and Director	2004	-	-	-	-	-	-	-
	2003	-	-	-	-	-	-	-
2002	-	-	-	-	-	-	-

DIRECTORS' COMPENSATION

Our director is not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our director for services he provides as a director of our company.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since our incorporation on December 10, 2002, we have not paid any compensation to our sole officer, director and employee.  We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.  We do not currently have plans to pay any compensation until such time as we are cash flow positive.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

We currently do not have existing or proposed option/SAR grants.

FINANCIAL STATEMENTS


a)    Audited Financial Statements for the Years Ended December 31, 2004 and 2003

b)    Reviewed Financial Statements for the Three Months Ended March 31, 2005


Nascent Wine Company, Inc.

(A Development Stage Company)

Balance Sheets

as of

December 31, 2004 and 2003

and

Statement of Operations,

Stockholder's Equity, and

Cash Flows

For the years ended

December 31, 2004 and 2003

and

for the Period

December 10, 2002 (Date of Inception)

through

December 31, 2004

Beckstead and Watts, LLP

Certified Public Accountants

2425 W Horizon Ridge Parkway

Henderson, NV 89052

702.257.1984 (tel)

702.362.0540 (fax)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Nascent Wine Company, Inc. (the "Company") (A Development Stage Company), as of December 31, 2004 and 2003, and the related statement of operations, stockholder's equity, and cash flows for the years then ended, and for the period from December 10, 2002 (Date of Inception) to December 31, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nascent Wine Company, Inc. (A Development Stage Company) as of December 31, 2004 and 2003, and the results of its operations and cash flows for the years then ended, and for the period December 10, 2002 (Date of Inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP

February 9, 2005

-30-  F1

Nascent Wine Company, Inc.

(A Development Stage Company)

Balance Sheets

	December 31,
	2004	2003

Assets

Current assets:
Cash	$ 7,005	$ 110
Total current assets	7,005	110

Fixed assets, net	255	683

	$ 7,260	$ 793

Liabilities and Stockholder's Equity

Current liabilities:	$ -	$ -

Stockholder's equity:
Preferred stock, $0.001 par value, 5,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 70,000,000 shares
authorized, 3,500,000 and 3,500,000 shares issued and
outstanding as of 12/31/04 and 12/31/03, respectively	3,500	3,500
Additional paid-in capital	10,103	103
(Deficit) accumulated during development stage	(6,343)	(2,810)
	7,260	793

	$ 7,260	$ 793

The accompanying notes are an integral part of these financial statements.

-31-  A2

Nascent Wine Company, Inc.

(A Development Stage Company)

Statements of Operations

	For the		December 10, 2002
	years ended		(Inception) to
	December 31,		December 31,
	2004	2003	2004

Revenue	$ -	$ -	$ -

Expenses:
General & administrative expenses	3,105	1,890	5,487
Depreciation expense	428	428	856
Total expenses	3,533	2,318	6,343

Net (loss)	$ (3,533)	$ (2,318)	$ (6,343)

Weighted average number of
shares outstanding - basic and fully diluted	3,500,000	3,500,000

Net (loss) per share - basic and fully diluted	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

-32-  A3

Nascent Wine Company, Inc.

(A Development Stage Company)

Statement of Stockholder's Equity

				(Deficit)
				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholder's
	Shares	Amount	Capital	Stage	Equity

December 2002
Issued for expenses	400,000	$400	$92	$-	$492

December 2002
Issued for cash	2,000,000	2,000	-		2,000

December 2002
Issued for fixed assets	1,100,000	1,100	11		1,111

Net (loss)
December 10, 2002
(inception) to
December 31, 2002				(492)	(492)

Balance, December 31, 2002	3,500,000	3,500	103	(492)	3,111

Net (loss)
For the year ended
December 31, 2003				(2,318)	(2,318)

Balance, December 31, 2003	3,500,000	$3,500	103	(2,918)	685

November 2004
Donated capital			10,000		10,000

Net (loss)
For the year ended
December 31, 2004				(3,533)	(3,533)

Balance, December 31, 2004	3,500,000	$3,500	$10,103	$(6,343)	$7,260

The accompanying notes are an integral part of these financial statements.

-33-  A4

Nascent Wine Company, Inc.

(A Development Stage Company)

Statements of Cash Flows

	For the		December 10, 2002
	years ended		(Inception) to
	December 31,		December 31,
	2004	2003	2004
Cash flows from operating activities
Net (loss)	$(3,533)	$(2,318)	$(6,343)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Shares issued for expenses	-	-	492
Depreciation	428	428	856
Net cash (used) by operating activities	(3,105)	(1,890)	(4,995)

Cash flows from financing activities
Issuance of common stock	-	-	2,000
Donated capital	10,000	-	10,000
Net cash provided by financing activities	10,000	-	12,000

Net (decrease) increase in cash	6,895	(1,890)	7,005
Cash - beginning	110	2,000	-
Cash - ending	$7,005	$110	$7,005

Supplemental disclosures:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Non-cash investing and financing activities
Shares issued for expenses	$-	$-	$492
Number of shares issued for expenses	-	-	400,000

Shares issued for fixed assets	$-	$-	$1,111
Number of shares issued for fixed assets	-	-	1,100,000

The accompanying notes are an integral part of these financial statements.

-34-  A5

Nascent Wine Company, Inc.

(A Development Stage Company)

Notes

Note 1 - Summary of significant accounting policies

Organization

The Company was organized December 10, 2002 (Date of Inception) under the laws of the State of Nevada, as Nascent Wine Company, Inc.  The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

The Company brokers the sale of alcohol-based products.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There are no cash equivalents as of December 31, 2004 and 2003.

Equipment

The cost of equipment is depreciated over the following estimated useful life of the equipment utilizing the straight-line method of depreciation:

Equipment	2-3 years

Revenue recognition

The Company reports revenue as invoiced upon completion of services rendered.

Advertising costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in general and administrative expenses as of December 31, 2004 and 2003.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2004 and 2003.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash and accounts payable.  Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired.  No such impairments have been identified by management at December 31, 2004 and 2003.

-35-  A6

Nascent Wine Company, Inc.

(A Development Stage Company)

Notes

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred.  SOP 98-5 is effective for fiscal years beginning after December 15, 1998.  With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

(Loss) per share

Net (loss) per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share".  Basic (loss) per share is computed by dividing (losses) available to common stockholders by the weighted average number of common shares outstanding during the period.  As of December 31, 2004 and 2003, the Company had no dilutive common stock equivalents, such as stock options or warrants.

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information."  The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes

The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

-36-  A7

Nascent Wine Company, Inc.

(A Development Stage Company)

Notes

Recent pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

Year end

The Company has adopted December 31 as its fiscal year end.

Note 2 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has not commenced its planned principal operations and it has generated no revenues.  In order to obtain the necessary capital, the Company is seeking equity and/or debt financing.  If the financing does not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period.  However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

-37-  A8

Nascent Wine Company, Inc.

(A Development Stage Company)

Notes

Note 3 - Fixed assets

Fixed assets as of December 31, 2004 consisted of the following:

Equipment	$ 1,111
Accumulated depreciation	(856)
$ 255

During the years ended December 31, 2004 and 2003, the Company recorded depreciation expense of $428 and $428, respectively.

Note 4 - Income taxes

For the years ended December 31, 2004 and 2003, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2004, the Company had approximately $6,343 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2022

The components of the Company's deferred tax asset are as follows:

	As of December 31
	2004	2003
Deferred tax assets:
Net operating loss carryforwards	6,343	2,810
Total deferred tax assets	6,343	2,810

Net deferred tax assets before valuation allowance	6,343	2,810
Less: Valuation allowance	(6,343)	(2,810)
Net deferred tax assets	$ -0-	$ -0-

For financial reporting purposes, the Company has incurred a loss in each period since its inception. Based on the available objective evidence, including the Company's history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2004 and 2003.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S.  and State statutory income tax rate to pre-tax loss is as follows:

	Year Ended December 31
	2004	2003
Federal and state statutory rate	$(2,156)	$(955)
Change in valuation allowance on deferred tax assets	2,156	955
	$ -0-	$ -0-

-38-  A9

Nascent Wine Company, Inc.

(A Development Stage Company)

Notes

Note 5 - Stockholder's equity

The Company is authorized to issue 70,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock.

On December 11, 2002, the Company issued 400,000 shares of its $0.001 par value common stock to its sole officer and director in exchange for expenses paid for on behalf of the Company of $492.

On December 18, 2002, the Company issued 2,000,000 shares of its $0.001 par value common stock in exchange for cash of $2,000 to its sole officer and director.

On November 3, 2004, the sole officer and director of the Company donated cash in the amount of $10,000.  The entire amount is considered to be additional paid-in capital.

As of December 31, 2004, there have been no other issuances of common and/or preferred stock.

Note 6 - Warrants and options

As of December 31, 2004 and 2003, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 - Related party transactions

During the year ended December 2002, the Company issued a total of 3,500,000 shares of its $0.001 par value common stock to its sole officer and director.

The Company does not lease or rent any property.  Office services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

-39-  A10

Nascent Wine Company, Inc.

(A Development Stage Enterprise)

Reviewed Balance Sheets as of March 31, 2005

Reviewed Statements of Operations, and Cash Flows

for the three month periods ended

March 31, 2005 and 2004 and for the period

December 10, 2002 (inception) through

March 31, 2005

Nascent Wine Company, Inc.

(A Development Stage Enterprise)

Balance Sheets

	March 31,
	2005	2004
ASSETS

Current assets:

Cash and cash equivalents	$4,305	$110

Total current assets	4,305	110

Property and equipment, net	147	575

Total assets	4,452	685

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' equity

Preferred stock, $.001 par value; 5,000,000 shares authorized
no shares issued and outstanding	---	---
Common stock, $.001 par value, 70,000,000 shares authorized,
3,500,000 shares issued and outstanding	3,500	3,500
Additional paid-in capital	10,103	103
Deficit accumulated during development stage	(9,151)	(2,918)

Total stockholders' equity	4,452	685

Total liabilities and stockholders' equity	$4,452	$685

See accountant's review report

The accompanying notes are an integral part of these financial statements

-41-  B1

Nascent Wine Company, Inc.

(A Development Stage Enterprise)

Statements of Operations

	For the three month		December 10,2002
	periods ended		(Inception) to
	2005	2004	March 31, 2005

Revenues	$---	$---	$---

Operating expenses
General and administrative expenses	2,700	---	8,187
Depreciation expense	108	107	964

Total operating expenses	2,808	107	9,151

Loss from operations	(2,808)	(107)	(9,151)

Net loss	$(2,808)	$(107)	$(9,151)

Weighted average number of
common shares outstanding
basic and fully diluted	3,500,000	3,500,000

Net (loss) per share - basic and fully
diluted	$(0.00)	$(0.00)

See accountant's review report

The accompanying notes are an integral part of these financial statements

-42-  B2

Nascent Wine Company, Inc.

(A Development Stage Enterprise)

Statements of Cash Flows

	For the three month		December 10, 2002
	periods ended		(Inception) to
	2005	2004	March 31, 2005
Cash flows from operating activities

Net loss	(2,808)	(107)	$(9,151)

Adjustments to reconcile net loss to net cash
used for operating activities
Shares issued for expenses	---	---	492
Depreciation	108	107	964

Net cash used for operating activities	(2,700)	---	(7,695)

Cash flows from financing activities
Issuances of common stock	---	---	2,000
Donated capital	---	---	10,000

Net cash provided by financing activities	---	---	12,000

Net increase in cash and equivalents	(2,700)	---	4,305

Cash and equivalents - Beginning	7,005	110	---

Cash and equivalents - Ending	4,305	110	$4,305

See accountant's review report

The accompanying notes are an integral part of these financial statements

-43-  B3

Nascent Wine Company, Inc.

(A Development Stage Enterprise)

Notes to Financial Statements

March 31, 2005

Note A - Company overview and summary of significant accounting policies

Company overview

The Company was incorporated under the laws of the State of Nevada, on December 31, 2002 (Date of inception). The Company has had minimal operations and in accordance with SFAS #7, the Company is considered a development stage company.

The Company brokers the sale of alcohol-based products.

Basis of preparation of financial statements

The accompanying financial statements are prepared in accordance with U.S. generally accepted accounting standards (GAAP).  The financial statements have been prepared assuming that the Company will continue as a going concern.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets, and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the audit period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with a remaining maturity at the date of purchase / investment of three months or less to be cash equivalents.  Cash and cash equivalents consist of funds held in a bank demand account.

Revenue recognition

The Company reports revenue using the accrual method, in which revenues are recorded as services are rendered or as products are delivered and billings are generated.

Advertising costs

The Company expenses advertising expenses as incurred.  There were no advertising costs included in selling, general and administrative costs for the period December 10, 2002 (date of inception) through March 31, 2005.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5) "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred.

-44-  B4

Nascent Wine Company, Inc.

(A Development Stage Enterprise)

Notes to Financial Statements

March 31, 2005

Taxes on Income

The Company follows Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" (SFAS No. 109) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the differences between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expense or benefit is based on the change in the asset or liability each period.  If available evidence suggests that is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax asset to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Stock - based compensation

The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternate of SFAS No. 123, "Accounting for Stock-Based Compensation."  Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by SFAS No. 123.

Note B - Development Stage Operations

The Company is authorized to issue 70,000,000 shares of common stock at $.001 par value, and 5,000,000 shares of preferred stock at $.001 par value.

Note C - Segmented Information

Management has determined that, as of March 31, 2005, the Company operates in one dominant industry segment.  Additional segment disclosure requirements will be evaluated as it expands its operations.

Note D - Earnings per share

Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding during the period.

-45-  B5

Nascent Wine Company, Inc.

(A Development Stage Enterprise)

Notes to Financial Statements

March 31, 2005

Note E - Going Concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  However, the Company has not commenced its planned principal operations and it has generated no revenues.   The Company is currently seeking to raise additional capital through the issuance of debt or equity securities. If the financing does not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve month period.  Without realization of additional capital, it would be unlikely for the Company to continue be as a going concern.

Note F - Year-end

The Company has adopted December 31, as its fiscal year end.

Note G - Property and Equipment

Property and equipment consists of the following at March 31, 2005:

Equipment	$ 1,111

Accumulated depreciation	964

$ 147

Note H - Income Taxes

For the years ended December 31, 2004, 2003 and 2002, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.  At December 31, 2004, the Company had approximately $6,300 of federal and state net operating losses.  The net operating loss carry forwards, if not utilized, will begin to expire in 2022.

Note I - Stockholders' Equity

On December 11, 2002, the Company issued 400,000 shares of its $.001 par value common stock to its sole officer and director in exchange for expenses paid for on behalf of the Company of $492.

On December 18, 2002, the company issued 2,000,000 shares of its $.001 par value common stock in exchange for cash of $2,000 to its sole officer and director.

On December 31, 2002, the Company issued 1,10,000 shares of its $.001 par value common stock in exchange for fixed assets of $1,111 to its sole officer and director.

As of March 31, 2005, there have been no further issuance of common and/or preferred stock.

As of March 31, 2005, there were no warrants or options outstanding to acquire any additional shares of common stock.

-46-  B6

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE.

On April 27, 2005, our Board of Directors approved the dismissal Beckstead and Watts, LLP as our principal certifying accountants.  None of the reports of Beckstead and Watts, LLP on our financial statements contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: Beckstead and Watts, LLP's report on our financial statements as of and for the year ended December 31, 2004 contained a footnote, stating that:

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has not commenced its planned principal operations and it has generated no revenues.  In order to obtain the necessary capital, the Company is seeking equity and/or debt financing.  If the financing does not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period.  However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

During our two most recent fiscal years and during any subsequent interim periods preceding the date of termination, there were no disagreements with Beckstead and Watts, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Beckstead and Watts, LLP's satisfaction, would have caused them to refer to the subject matter of the disagreement(s) in connection with their report; and there were no "reportable events" as defined in Item 304 (a)(1)(v) of the Securities and Exchange Commission's Regulation S-K.

As of April 27, 2005, we have subsequently engaged E. Randall Gruber, CPA as our independent accountants for the three month period ended March 31, 2005.  During the most recent two fiscal years through April 27, 2005 (the date of engagement), neither we nor anyone engaged on our behalf has consulted with E. Randall Gruber, CPA regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v) of Regulation S-K).

We have furnished Beckstead and Watts, LLP with a copy of the disclosures under this section and have requested that Beckstead and Watts, LLP provide a letter addressed to the SEC stating whether or not they agree with the statements made herein or stating the reasons in which they do not agree.  The letter from Beckstead and Watts, LLP is filed as an exhibit to this registration statement.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  We indemnify any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify our director, officer and employee as follows: Every director, officer, or employee of Nascent Wine Company shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Nascent Wine Company or is or was serving at the request of Nascent Wine Company as a director, officer, employee or agent of Nascent Wine Company, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Nascent Wine Company.  Nascent Wine Company shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Nascent Wine Company as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered.  We have agreed to pay all costs and expenses in connection with this offering of our common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$3,000
Accounting Fees	$2,000
Blue Sky Qualification Fees	$300

Total	$5,300

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

1.

On December 10, 2002, Patrick Deparini, our sole officer, director and employee, paid for expenses involved with the incorporation of the Company with his personal funds on behalf of the Company in the amount of $492, in exchange for 400,000 shares of common stock of the Company, par value $0.001 per share.

2.

Also on December 18, 2002, the Company issued 2,000,000 shares of our $0.001 par value common stock to Patrick Deparini, in exchange for cash of $2,000.

3.

On December 31, 2002, Patrick Deparini contributed equipment to the Company, valued at $1,111, net of depreciation on such equipment, for common stock in the amount of 1,100,000 par value shares of common stock.  This equipment consisted of a wine storage unit and computer equipment.

At the time of the issuances, Mr. Deparini was in possession of all available material information about us, as he is our officer and director.  On the basis of these facts, Nascent Wine Company claims that both issuances of stock to our founding shareholder qualify for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  We believe that the exemption from registration for these sales under Section 4(2) was available because:

1.

Mr. Deparini is an executive officer of our company full and thus had fair access to all material information about our company before investing,

2.

There was no general advertising and solicitation and

3.

The shares bear a restrictive transfer legend.

EXHIBITS


Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation filed on December 10, 2002
b) Bylaws adopted on December 12, 2002

5.	Opinion on Legality

Opinion of Wendy E. Miller, Esq.

16.	Letter on Change in Certifying Accountant

23.	Consent of Experts and Counsel

a) Consent of Wendy E. Miller, Esq., incorporated by reference to Exhibit 5 of this filing.
b) Consent of Beckstead and Watts, LLP

99.	Additional Exhibits

a) Escrow Agreement
b) Subscription Agreement


UNDERTAKINGS

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on May 24, 2005.

Nascent Wine Company, Inc.
(Registrant)

By: /s/ Patrick Deparini
Patrick Deparini
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Patrick Deparini	President, CEO and Director	May 24, 2005
Patrick Deparini

/s/ Patrick Deparini	Chief Financial Officer	May 24, 2005
Patrick Deparini

/s/ Patrick Deparini	Chief Accounting Officer	May 24, 2005
Patrick Deparini

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.